Registration No. 333-42202

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0783182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9555 Maroon Circle, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

CSG Systems International, Inc.

Stock Option Plan for Non-Employee Directors

(Full title of the plan)

Joseph T. Ruble, Executive Vice President and General Counsel

CSG Systems International, Inc.

9555 Maroon Circle, Englewood, CO 80112

(Name and address of agent for service)

(303) 796-2850

(Telephone number, including area code, of agent for service)

Copy to:

Howard J. Kaslow

8712 West Dodge Road, Suite 300

Omaha, NE 68114-3419

Removal of Shares from Registration

This Registration Statement was originally filed on July 25, 2000, and covered 250,000 shares of the Common Stock, par value $0.01 per share, of the registrant (the “Common Stock”) issuable under the Stock Option Plan for Non-Employee Directors of the Registrant (the “Directors Plan”).

The Directors Plan terminated on December 31, 2006, and all unexercised stock options then outstanding have expired. 207,233 shares of Common Stock authorized for issuance under the Directors Plan have not been issued and no longer are issuable under the Directors Plan.

The registrant hereby removes from registration such 207,233 shares not issued under the Directors Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 21, 2013.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan
Peter E. Kalan, President and Chief
Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Donald B. Reed	Chairman of the Board and Director	August 21, 2013
Donald B. Reed

/s/ Peter E. Kalan	President, Chief Executive	August 21, 2013
Peter E. Kalan	Officer, and Director (Principal Executive Officer)

/s/ Randy R. Wiese	Executive Vice President,	August 21, 2013
Randy R. Wiese	Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald H. Cooper	Director	August 21, 2013
Ronald H. Cooper

/s/ Janice I. Obuchowski	Director	August 21, 2013
Janice I. Obuchowski

/s/ James A. Unruh	Director	August 21, 2013
James A. Unruh

/s/ Frank V. Sica	Director	August 21, 2013
Frank V. Sica

/s/ Donald V. Smith	Director	August 21, 2013
Donald V. Smith

/s/ John L.M. Hughes	Director	August 21, 2013
John L.M. Hughes

/s/ Bernard W. Reznicek	Director	August 21, 2013
Bernard W. Reznicek